UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2011

NILE THERAPEUTICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West 4th Street, Suite 400
San Mateo, California 94402
(Address of Principal Executive Offices) (Zip Code)

(650) 458-2670
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 20, 2011, Nile Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors pursuant to which it agreed to sell a total of 5,000,000 units of its securities (the “Units”), each Unit consisting of (i) one share of common stock (collectively, the “Shares”) and (ii) a five-year warrant (collectively, the “Warrants”) to purchase one-half share of common stock at an exercise price of $0.60 per share, for a purchase price of $0.50 per Unit (the “Offering”).  The Warrants may exercised immediately and are redeemable by the Company, at a redemption price of $0.001 per Warrant Share, upon 30 days’ notice, if at any time, the volume weighted average price of the common stock for any 20 consecutive business days is equal to or greater than 250% of the then applicable exercise price of the Warrants.  The total gross proceeds from the Offering were $2.5 million, before deducting selling commissions and expenses. The closing of the private placement occurred on June 23, 2011.

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the Shares and Warrant Shares.  In the event the Company does not file the registration statement within 30 days following the closing of the Offering, the Company has agreed to pay liquidated damages to the investors in the amount of 1% of such investor’s aggregate investment amount each month until the registration statement is filed.

In connection with the Offering, the Company engaged Riverbank Capital Securities, Inc. to serve as placement agent (the “Riverbank”), and Ladenburg Thalmann & Co. Inc. served as a sub-placement agent (together with Riverbank, the “Placement Agents”). The Company agreed to pay the Placement Agents a cash fee equal to 7% of the gross proceeds resulting from the private placement, plus issue a five-year warrant (the “Placement Warrants”) to purchase a number of shares equal to 5% of the Shares sold in the private placement.  Pursuant to such terms, the Company paid the Placement Agents a cash fee of $175,000 and issued Placement Warrants to purchase 250,000 shares of common stock. The Placement Warrants are in substantially the same form as the Warrants issued to the purchasers, except that the Placement Warrants include a provisions allowing for cashless (net) exercise.

Peter M. Kash, a director of the Company, and Joshua A. Kazam, the Company’s President and Chief Executive Officer and a director of the Company, are each officers of the Placement Agent.  Messrs. Kash and Kazam may be allocated a portion of the Placement Warrants issuable to the Placement Agent.  In light of the relationship between Messrs. Kash and Kazam, the selection of the Riverbank as a placement agent and the terms of the engagement were reviewed and approved by a special committee of the Company’s Board consisting of disinterested directors with no affiliation to Riverbank or its affiliates.

The form of Warrant and the Purchase Agreement are attached hereto as Exhibits 4.1 and Exhibit 10.1, respectively, and incorporated herein by reference.  The Company’s press release dated June 21, 2011, announcing the entry into the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

The Shares and Warrants, as well as the Placement Warrants, to be sold and issued in connection with the Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares, Warrants and Placement Warrants have and will not involve a public offering, as each purchaser of such securities was an “accredited investor” and no general solicitation has been involved in connection with the Offering.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Warrant issued to investors on June 23, 2011.

10.1	Form of Securities Purchase Agreement entered into among the Company and various accredited investors on June 20, 2011.

99.1	Press release dated June 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: June 24, 2011	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant issued to investors on June 23, 2011.

10.1	Form of Securities Purchase Agreement entered into among the Company and various accredited investors on June 20, 2011.

99.1	Press release dated June 21, 2011.